UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	20-0004161
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [   ]

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission under File No. 333-176731 on October 7, 2011.

Item 2.	Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no securities of our company other than our common stock are registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COUNTERPATH CORPORATION

/s/ Donovan Jones
By: Donovan Jones
President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: June 29, 2012

/s/ David Karp
By: David Karp
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)
Dated: June 29, 2012